Exhibit (e)(2)

Schedule A

As of November 14, 2011, this Schedule A forms a part of the Principal Underwriter Agreement dated as of February 23, 2006 (the “Agreement”) between MassMutual Premier Funds and MML Distributors, LLC. As of November 14, 2011, this Schedule A supercedes any previous versions of said Schedule A.

Name of Series	Classes of Shares

MassMutual Premier Money Market Fund	A, Y, S
MassMutual Premier Short-Duration Bond Fund	A, L, Y, S, N, Z
MassMutual Premier Inflation-Protected and Income Fund	A, L, Y, S, N, Z
MassMutual Premier Core Bond Fund	A, L, Y, S, N, Z
MassMutual Premier Diversified Bond Fund	A, L, Y, S, N, Z
MassMutual Premier High Yield Fund	A, L, Y, S, N, Z
MassMutual Premier International Bond Fund	A, L, Y, S
MassMutual Premier Balanced Fund	A, L, Y, S
MassMutual Barings Dynamic Allocation Fund	A, L, Y, S, Z
MassMutual Premier Value Fund	A, L, Y, S, N
MassMutual Premier Disciplined Value Fund	A, L, Y, S, N
MassMutual Premier Main Street Fund	A, L, Y, S, N
MassMutual Premier Capital Appreciation Fund	A, L, Y, S, N
MassMutual Premier Disciplined Growth Fund	A, L, Y, S
MassMutual Premier Discovery Value Fund	A, L, Y, S, N
MassMutual Premier Main Street Small/Mid Cap Fund	A, L, Y, S, N
MassMutual Premier Small/Mid Cap Opportunities Fund	A, L, Y, S
MassMutual Premier Global Fund	A, L, Y, S, N
MassMutual Premier International Equity Fund	A, L, Y, S
MassMutual Premier Focused International Fund	A, L, Y, S, N, Z
MassMutual Premier Strategic Emerging Markets Fund	A, L, Y, S, Z

MASSMUTUAL PREMIER FUNDS

By:	/s/ Nicholas H. Palmerino
Name:	Nicholas H. Palmerino
Title:	CFO and Treasurer

MML DISTRIBUTORS, LLC

By:	/s/ Elaine A. Sarsynski
Name:	Elaine A. Sarsynski
Title:	CEO and President